UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2019
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National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001‑37351	46‑5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 DTC Parkway, Suite 200
Greenwood Village, Colorado, 80111
(Address of principal executive offices)
(720) 630‑2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 3.02.    Unregistered Sales of Equity Securities.
The information in Item 8.01 below is incorporated into this Item 3.02 by reference.
Item 8.01.    Other Events.
On December 12, 2018, NSA OP, LP (the "Operating Partnership") issued 15,846 Series MI Class B common units of limited partner interest in the Operating Partnership ("subordinated performance units") to Move It B Units LLC, an affiliate of one of the existing participating regional operators ("PROs") of National Storage Affiliates Trust (the "Company"), in exchange for cash in connection with the acquisition of one self storage property from an unrelated third party.
On December 13, 2018, the Operating Partnership issued 6,130 Series SS subordinated performance units to affiliates of one of the Company's existing PROs in exchange for cash in connection with the acquisition of one self storage property from an unrelated third party.
On December 18, 2018, the Operating Partnership issued 11,901 Series PM subordinated performance units to Personal Mini Storage NSA, LLC, an affiliate of one of the Company's existing PROs, in exchange for cash in connection with the acquisition of one self storage property from an unrelated third party.
On January 2, 2019, the Operating Partnership entered into an agreement to issue 58,942 Class A common units of limited partner interest in the Operating Partnership ("OP units") and 692,075 Series SO subordinated performance units to affiliates of one of the Company's PROs, Southern Self Storage, LLC ("Southern"), as partial consideration for the acquisition of six self storage properties from Southern.
On January 4, 2019, the Operating Partnership entered into agreements to issue 44,502 OP units, in the aggregate, in exchange for $1.2 million of principal payment reimbursements received during the year ended December 31, 2018 related to mortgages assumed in connection with the acquisition of 16 self storage properties from the PROs during the year ended December 31, 2014, which includes 350 OP units issued to Howard Family Limited Partnership I, an affiliate of Kevin M. Howard, a trustee of the Company.
Following a specified lock up period after the respective dates of issuance set forth above, the OP units issued by the Operating Partnership may be redeemed from time to time by the holders for a cash amount per OP unit equal to the market value of an equivalent number of common shares of beneficial interest of the Company. The Company has the right, but not the obligation, to assume and satisfy the redemption obligation of the Operating Partnership described above by issuing one common share in exchange for each OP unit tendered for redemption. The Company has elected to report early the private placement of its common shares that may occur if the Company elects to assume the redemption obligation of the Operating Partnership as described above in the event that OP units are in the future tendered for redemption.
Following a two year lock-up period, holders of subordinated performance units may elect, only upon the achievement of certain performance thresholds relating to the properties to which such subordinated performance units relate, to convert all or a portion of such subordinated performance units into OP units one time each year by submitting a completed conversion notice prior to December 1 of such year. All duly submitted conversion notices will become effective on the immediately following January 1. For additional information about the conversion or exchange of subordinated performance units into OP units, see Note 9 in Item 1 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2018.
As of January 7, 2019, other than those OP units held by the Company, after reflecting the transactions described herein, 31,699,502 OP units of the Operating Partnership were outstanding (including 931,671 outstanding long-term incentive plan units in the Operating Partnership and 1,834,786 outstanding OP units ("DownREIT OP units") in certain consolidated subsidiaries of the Operating Partnership, which are convertible into, or exchangeable for, OP units on a one-for-basis, subject to certain conditions).
The issuances described above were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
President and Chief Financial Officer

Date: January 7, 2019